Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-255980

BLACKROCK CREDIT STRATEGIES FUND

Supplement dated September 6, 2024 to the

Prospectus, dated April 29, 2024

This supplement amends certain information in the Prospectus, dated April 29, 2024, of BlackRock Credit Strategies Fund (the “Fund”). Unless otherwise indicated, all other information included in the Prospectus that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the Prospectus.

Effective immediately, the following sub-section entitled “Offering Restrictions” is added at the end of the section of the Fund’s Prospectus entitled “Plan of Distribution”:

Offering Restrictions

Notice to Non-U.S. Residents

In making an investment decision, prospective investors must rely on their own examination of the person or entity creating the securities and the terms of the offering, including the merits and risks involved. Prospective non-U.S. investors in the Fund should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the acquisition, holding or disposal of the Shares, and any non-U.S. exchange restrictions that may be relevant thereto. It is the responsibility of any investor wishing to purchase Shares to satisfy itself as to the full observance of the laws of any relevant territory outside the United States in connection with such purchase, including the procurement of any required governmental or other consents and the observation of any other applicable formalities. This Prospectus does not constitute an offer to or solicitation of anyone in any jurisdiction in which such an offer or solicitation is not authorized.

Country-Specific Legends

NOTICE TO RESIDENTS IN ARGENTINA

These Shares may not be offered or sold to the public in Argentina. The offering of Shares has not been approved by the Comisión Nacional de Valores (CNV). This Prospectus and any documents relating to this offering may not be provided to the general public for purposes of a public offering or be used in connection with any offer or subscription for sale in Argentina. This document is only for use with Qualified Investors under the definition as set by the CNV.

NOTICE TO RESIDENTS IN BAHAMAS

These Shares have not been registered under the provisions of the Investment Funds Act of 2003 of the Bahamas. The Shares shall not be offered or sold into the Bahamas except in circumstances that do not constitute an offer to the public. Shares may not be offered or sold or otherwise disposed of in any way to persons other than accredited investors as such term is defined in the Securities Industry Regulations, 2012. The information provided herein is intended solely for the designated recipient thereof. No distribution of this information to anyone other than the designated recipient is intended or authorized.

NOTICE TO RESIDENTS IN BERMUDA

These Shares may only be marketed in Bermuda in compliance with the provision of the Investment Business Act 2003 of Bermuda, the Companies Act of 1981 and the Investment Funds Act 2006.

This Prospectus does not constitute and under no circumstances is to be construed as an offer or an invitation to the public in Bermuda to subscribe for Shares. This Prospectus is not subject to, and has not received approval from, either the Bermuda Monetary Authority or the Bermuda Registrar of Companies and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The Shares being offered hereby are being offered on a private placement basis to investors who satisfy the criteria outlined in the Prospectus.

Non-Bermudian persons (including overseas companies) may not engage in or carry on any trade or business in Bermuda unless such companies are permitted or authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing the Shares being offered in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda. The Fund is not carrying out promotion in or from Bermuda and as such it is not required to and has not been designated as an Overseas Fund under the Investment Funds Act 2006 by the Bermuda Monetary Authority.

NOTICE TO RESIDENTS IN BRAZIL

The Fund has not been registered with the securities regulator in Brazil, and thus might not be publicly offered within such country. The Fund shall not be publicly offered in Brazil without such public offering being registered in the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários — CVM). Otherwise, the Fund is intended for Professional Clients, as defined in local regulation, and can only be offered on a private placement basis. The Brazilian securities regulators have not confirmed the accuracy of any information contained herein. No information discussed herein can be provided to the general public in Brazil. Any marketing materials about the Fund should be considered solely for educational purposes and should not constitute an offer or a solicitation to sell or a solicitation of an offer to buy any shares (nor shall any such shares be offered or sold to any person) in Brazil in which such offer, solicitation, purchase, or sale would be unlawful under the local securities law.

NOTICE TO RESIDENTS OF THE BRITISH VIRGIN ISLANDS

The Fund is not registered or recognized in the British Virgin Islands and as such the Shares may not be offered to individuals in the British Virgin Islands. However, Shares may be offered to British Virgin Islands Business Companies and/or persons who are not members of the public from outside the British Virgin Islands. A British Virgin Islands Business Company is a company formed under or otherwise governed by the British Virgin Islands Business Companies Act, 2004.

The Prospectus and any other document or material issued in connection with the offer or sale of Shares of the Fund does not constitute or form part of any investment advice or an offer or solicitation of an offer to buy any investment products in the British Virgin Islands. Any resident of the jurisdictions named herein that receives a copy of the Prospectus should note that there may be restrictions or limitations as to whom these materials may be made available. The Prospectus is directed at and intended for institutional investors (as such term is defined in the applicable local laws). The Prospectus is provided on a confidential basis and may not be reproduced in any form. Before acting on any information in the Prospectus, prospective clients should inform themselves of and observe all applicable laws and regulations of any relevant jurisdiction, including, inter alia, any foreign exchange restrictions that may be relevant thereto. Any entity responsible for forwarding this material to other parties takes responsibility for ensuring compliance with applicable securities laws and regulations.

NOTICE TO RESIDENTS OF CANADA

The Prospectus constitutes an offering of Shares only in those jurisdictions and to those persons where and to whom they may be lawfully offered for sale, and therein only by persons permitted to sell such securities. This is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in Canada. No securities commission or similar authority in Canada has reviewed or in any way passed upon the Prospectus or the merits of the securities described herein, and any representation to the contrary is an offence.

Representations of Canadian Purchasers

Each purchaser of Shares located and resident in Canada will be deemed to have represented, covenanted and acknowledged to the Fund, the Advisor and any dealer serving as the Fund’s placement agent (the “Canadian Placement Agent” and collectively, the “Fund Parties”) that:

(a)

the purchaser is located and resident in, and was offered the Shares in, one of the provinces of Ontario, Quebec, Alberta and British Columbia, and the purchaser is not subject to the requirements of the securities laws of any other province or territory of Canada, or any other jurisdiction in connection with its purchase of the Shares;

(b)	the purchaser is basing its investment decision solely on the Prospectus which has been provided to the purchaser and not on any other information concerning the Fund or the offering;

(c)	the purchaser is purchasing the Shares as principal for its own account or is deemed to be purchasing the Shares as principal for its own account in accordance with applicable securities laws;

(d)

The Shares have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any sale of the Shares in Canada will only be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Even if the Prospectus states that the Shares may be transferred by the purchaser, any such transfer may only be effected pursuant to a prospectus exemption under Canadian securities laws, or in a transaction not subject to the prospectus requirements of Canadian securities laws. In addition, such transfer may only be effected by a person not required to register as a dealer under Canadian securities laws or through a dealer that is appropriately registered or exempt from registration in the jurisdiction of the transfer;

(e)	the purchaser is an “accredited investor” as defined in Section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario); and

(f)

the purchaser is a “permitted client” as defined in Section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, as modified by Multilateral Instrument 32-102 Registration Exemptions for Non-Resident Investment Fund Managers.

Enforcement of Legal Rights

Each Fund Party and its respective directors and officers, as well as any experts named in the Prospectus, are or may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Fund Parties or those persons. All or a substantial portion of the assets of the Fund Parties or those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Fund Parties or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Fund Parties or those persons outside of Canada.

International Investment Fund Manager

The Advisor is considered to be an investment fund manager for purposes of Canadian securities laws; however, the Advisor is not registered as an investment fund manager in any province or territory of Canada, and is relying on an exemption from registration as an investment fund manager in Ontario and Québec. All or substantially all of the assets of the Advisor may be situated outside of Canada and there may be difficulty enforcing legal rights against the Advisor for these reasons. The head office of the Advisor is located at 100 Bellevue Parkway, Wilmington, Delaware 19809, United States of America. The agent for service of process of the Advisor in Ontario is BlackRock Asset Management Canada Limited, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, ON M5J 2S1 and the agent for service of process of the Advisor in Québec is BlackRock Asset Management Canada Limited, 1000 Sherbrooke Street West, Suite 1730, Montreal, QC H3A 3G4.

International Dealer Exemption

The Canadian Placement Agent is not registered as a securities broker or as a securities dealer or in any other capacity in any province or territory in Canada. All or substantially all of the assets of the Canadian Placement Agent may be situated outside of Canada and there may be difficulty enforcing legal rights against the Canadian Placement Agent for these reasons. The location of the Canadian Placement Agent’s head office and the address of its agent for service of process in your jurisdiction of residence are set out in the Canadian Placement Agent’s client disclosure document which has been delivered to you by the Canadian Placement Agent.

Rights of Action

In connection with this distribution of Shares which constitute “eligible foreign securities” as defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and Multilateral Instrument 45-107 Listing Representations and Statutory Rights of Action Disclosure Exemptions or other applicable provisions, a Fund Party has delivered to the purchaser the Prospectus which may constitute an offering memorandum under applicable securities laws in Canada. The purchaser may have, depending on the province or territory of Canada in which the trade was made to the purchaser, remedies for rescission or damages if the Prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

French Language Waiver

The Fund Parties and the purchaser shall be deemed to have confirmed that the subscription documents, Prospectus, and all documents, notices and other communications relating to the Fund shall be in English. Il est la volonté expresse des parties que le contrat et tous les documents, avis et autres communications qui concernent le contrat soient rédigés en langue anglaise. If you are a resident of or subject to the laws of Quebec, the parties agree that this document and any other agreement entered into in connection with the Prospectus shall be effective only upon its execution or acceptance by the Fund or the Advisor outside of Quebec and that, accordingly, all such agreements shall be deemed to be entered into outside of Quebec.

Suppression of Terrorism and Canadian Sanctions

The purchaser shall be deemed to have confirmed that to the best of the purchaser’s knowledge, the funds being used to purchase the Shares: (i) were not obtained or derived, directly or indirectly, as a result of illegal activities; (ii) are not intended to be used, directly or indirectly, in order to carry out a criminal offence, a terrorist activity or for the benefit of a terrorist group, (iii) are not owned or controlled by a terrorist group; and (iv) are not being tendered on behalf of a person or entity who has not been identified to the purchaser.

The purchaser shall be deemed to have confirmed that the purchaser is not a person or entity identified on a list established under section 83.05 of the Criminal Code (Canada) or in any Regulations made under the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Special Economic Measures Act (Canada) or any other Canadian statutes or regulations which take legislative measures against terrorist financing and against financial dealings with certain sanctioned individuals and entities (collectively, “STCS Legislation”).

Each Fund Party may in the future be required by law to disclose the purchaser’s name and other information relating to the purchaser, on a confidential basis, pursuant to STCS Legislation and the purchaser is deemed to have agreed to the foregoing.

The purchaser shall promptly notify the Fund Parties if the purchaser discovers that any such representations cease to be true, and shall provide the Fund Parties with appropriate information in connection therewith.

Indirect Collection of Personal Information

By purchasing the Shares, the purchaser shall be deemed to have acknowledged that information such as its name and other specified information, including specific purchase details, will be disclosed to Canadian securities regulatory authorities as part of a Report of Exempt Distribution on Form 45-106F1 (the “Report”) and may become available to the public in accordance with the requirements of applicable laws. The purchaser consents to the disclosure of that information.

The purchaser is hereby notified that the following personal information about the purchaser will be disclosed to Canadian securities regulatory authorities in the Report: his or her full legal name, residential street address, telephone number, email address (if available), specific purchase details and details of the prospectus exemption relied on. Such information is collected on behalf of and used by the securities regulatory authority or regulator under the authority granted in securities legislation for the purposes of the administration and enforcement of the securities legislation. By purchasing the Shares the purchaser authorizes this indirect collection of information by the securities regulatory authorities and regulators. Questions about the collection and use of this information should be directed to the securities regulatory authority or regulator in the province where the purchaser is located or resident, as listed below.

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: 403-297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: 403-297-2082

Public official contact regarding indirect

collection of information: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: 604-899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: 604-899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect

collection of information: FOI Inquiries

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: 416-593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: 416-593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Autorité des marchés financiers

800, rue du Square-Victoria, 22e étage

C.P. 246, tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: 514-395-0337 or 1-877-525-0337

Facsimile: 514-873-6155
(For filing purposes only)

Facsimile: 514-864-6381
(For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers);

fonds_dinvestissement@lautorite.qc.ca
(For investment fund issuers)

Public official contact regarding indirect collection of information: Corporate Secretary

Canadian Tax Considerations

THE PROSPECTUS DOES NOT ADDRESS THE CANADIAN TAX CONSEQUENCES OF THE ACQUISITION, HOLDING OR DISPOSITION OF THE SHARES. PROSPECTIVE PURCHASERS OF INTERESTS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE CANADIAN AND OTHER TAX CONSIDERATIONS APPLICABLE TO THEM.

Conversion of Amounts into Canadian Dollar Equivalent

Unless specifically stated otherwise, all dollar amounts contained in the Prospectus are in U.S. dollars and must be converted into Canadian dollars based on the prevailing relevant foreign exchange rate at the time such amounts arise.

Financial Information

Financial information contained in the Prospectus may have been prepared in accordance with accounting practices which differ in certain respects from those accounting principles used in other jurisdictions, including Canada. Prospective purchasers should conduct their own investigation and analysis of the business, data and transaction described herein and consult their own financial advisers.

Responsibility

Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by any dealer as to the accuracy or completeness of the information contained in the Prospectus or any other information provided by the issuer in connection with the offering of these securities in Canada.

Investing in these securities involves risks. Prospective investors should refer to the risk factors set forth in the Prospectus for additional information concerning these risks.

NOTICE TO RESIDENTS OF THE CAYMAN ISLANDS

These Shares have not been registered with the securities regulator of the Cayman Islands, and thus, may not be publicly offered in the Cayman Islands. The Prospectus is not an invitation to the public in the Cayman Islands to subscribe for Shares. Engaging in marketing, offering or selling any fund from within the Cayman Islands to persons or entities in the Cayman Islands may be deemed carrying on business in the Cayman Islands. The Fund does not intend to establish a place of business or otherwise intend to carry on business in or from within the Cayman Islands, including offering Shares to the public in the Islands (as defined under Cayman law). Accordingly, the fund should not be subject to the supervision of any Cayman Islands authority.

NOTICE TO RESIDENTS IN CHILE

This private offer commences on the launch date set forth on the cover page of this Prospectus pursuant to General Regulation No. 336 of the Superintendence of Securities and Insurances (currently the Financial Markets Commission).

This offer relates to securities not registered pursuant to the securites market law with the Securities Registry or the Registry of Foreign Securities of the Financial Markets Commission (Comisión para el Mercado Financiero), and therefore such securities are not subject to oversight by the latter. Being unregistered securities, there is no obligation for the issuer to provide public information in Chile regarding such securities.

These securities may not be subject to a public offer in Chile until they are registered in the corresponding Securities Registry.

This content does not include or entail any investment, legal, tax or other recommendation or evaluation and should not be construed as investment advice or of any other nature. Each investor should consult their investment advisor, tax and legal advisor before making any investment decision. BlackRock has not considered the suitability of any investment based on the savings needs, investment profile, expectations, circumstances or risk tolerance of any person and accepts no liability in relation thereto.

Investing involves risks including possible loss of principal. Investments in financial assets involve a certain degree of risk. The value of the investments and the income they generate may vary, therefore, the value of the initial investment cannot be guaranteed. There is no guarantee of any forecasts or opinions expressed herein.

Esta oferta privada se inicia el día indicado en la portada de este Prospecto y se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Superintendencia de Valores y Seguros, hoy Comisión para el Mercado Financiero.

Esta oferta versa sobre valores no inscritos bajo la Ley de Mercado de Valores en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero, por lo que tales valores no están sujetos a la fiscalización de ésta.

Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en chile información pública respecto de los valores sobre los que versa esta oferta. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.

Este contenido no contiene ninguna recomendación o evaluación de inversión, legal, fiscal o de otro tipo y no debe interpretarse como asesoría de inversión o de cualquier otra naturaleza. Cada inversionista debe consultar a su asesor de inversión, asesor fiscal y legal antes de tomar cualquier decisión de inversión. BlackRock no ha considerado la idoneidad o razonabilidad de cualquier inversión en función de las necesidades de ahorro, perfil de inversión, expectativas, circunstancias o tolerancia al riesgo de persona alguna y no asume responsabilidad alguna en relación con ello.

Invertir implica riesgos, incluyendo la posible pérdida del capital. Las inversiones en activos financieros implican cierto grado de riesgo. El valor de las inversiones y el ingreso que generen las mismas puede variar, por lo cual, el valor de la inversión inicial no puede ser garantizado. No existe garantía alguna de que se cumplan las previsiones u opiniones expresadas en este documento.

NOTICE TO RESIDENTS OF CHINA

No invitation to offer, or offer for, or sale of, the Shares will be made in the People’s Republic of China (“PRC”) (which, for such purpose, does not include the Hong Kong or Macau Special Administrative Regions or Taiwan) or by any means that would be deemed public under the laws of the PRC. This Prospectus does not constitute a public offer of the Shares, whether by sale or subscription, in the PRC, and the Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC. The information relating to the Shares contained in the Prospectus has not been submitted to or approved by the China Securities Regulatory Commission or any other relevant governmental authority in the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Potential investors who are resident in the PRC are responsible for obtaining the required approvals from all relevant government authorities in the PRC, including, but not limited to, the State Administration of Foreign Exchange, before purchasing the Shares. This document further does not constitute any securities or investment advice to citizens of the PRC, or nationals with permanent residence in the PRC, or to any corporation, Fund, or other entity incorporated or established in the PRC.

NOTICE TO RESIDENTS IN COLOMBIA

This prospectus does not constitute a public offer in the Republic of Colombia. The Shares are offered under circumstances which do not constitute a public offer of securities under applicable Colombian securities laws and regulations. The offer of the Fund is addressed to less than one hundred specifically identified investors, and it may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with Decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia.

Each recipient that is a resident in Colombia acknowledges and agrees that it has contacted the Advisor or the Fund or its affiliates at its own initiative and not as a result of any promotion or publicity by the Advisor or its affiliates, the Fund or any of their respective agents or representatives.

NOTICE TO RESIDENTS IN COSTA RICA

This is an individual and private offer which is made in Costa Rica upon reliance on an exemption from registration before the General Superintendence of Securities (“SUGEVAL”), pursuant to articles 7 and 8 of the Regulations on the Public Offering of Securities (“Reglamento sobre Oferta Pública de Valores”). This information is confidential, and is not to be reproduced or distributed to third parties as this is NOT a public offering of securities in Costa Rica. The Shares are not intended for the Costa Rican public or market and neither are they registered or will be registered before the SUGEVAL, nor can they be traded in the secondary market in Costa Rica.

As this is not a public offering of securities under the definition set forth in the Securities Market Statute (“Ley Reguladora del Mercado de Valores”), the Shares are not intended for the Costa Rican public or market, neither are they registered or will be registered before the SUGEVAL and, accordingly, they are not covered by the supervision, disciplinary regime and protections afforded to local investors by the Securities Market Statute with regards to the public offerings of securities, and they are not registered in the National Registry of Securities and Intermediaries (“Registro Nacional de Valores e Intermediarios”).

As this is a private offering of securities, the investor will not have access to ongoing reporting required by the regulations set forth by the National Council for Supervision of the Financial System (“CONASSIF”) and the SUGEVAL.

NOTICE TO RESIDENTS IN EL SALVADOR

If any recipient of this documentation receives this document in El Salvador, such recipient acknowledges that the same has been delivered upon his request and instructions, and on a private placement basis.

This Prospectus has been produced for the purpose of providing information about the Shares. This Prospectus is made available on the condition that it is for the use only by the recipient and may not be passed on to any other person or be reproduced in any part. The Shares have not been and will not be offered in the course of a public offering or of equivalent marketing in El Salvador and therefore, the provisions of the Securities Market Law of 1994 (Ley del Mercado de Valores) as amended, relating to registration requirements and to prospectus requirements do not apply. The Shares have thus neither been registered for public distribution in El Salvador with the Financial System Superintendency (Superintendencia del Sistema Financiero) nor been the subject matter of a prospectus compliant with the Securities Market Law. Any subscription application by any person other than the initial recipient of the Prospectus will be rejected.

NOTICE TO RESIDENTS OF ISRAEL

Capitalized terms that are used in the following paragraphs and are not otherwise defined herein, shall have the meaning ascribed to them under the Regulation of Investment Advice, of Investment Marketing, and of Portfolio Management Law, 1995 (the “Investment Advice Law”).

The Prospectus, as well as investment in the Fund described herein, is directed at and intended for investors that fall within at least one category in each of: (1) the First Schedule of the Israeli Securities Law, 1968 (“Sophisticated Investors”); and (2) the First Schedule of the Investment Advice Law (“Qualified Clients”).

No action has been taken or will be taken in Israel that would permit the public offering of the Fund, or distribution of materials that relate to investment therein to the public in Israel. Neither this document, nor any other document that relates to the Fund, has been approved by the Israel Securities Authority.

It is hereby noted that with respect to Qualified Clients, the Advisor is not obliged to comply with the following requirements of the Investment Advice Law: (1) ensuring the compatibility of service to the needs of client; (2) engaging in a written agreement with the client, the content of which is as described in section 13 of the Investment Advice Law; (3) providing the client with appropriate disclosure regarding all matters that are material to a proposed transaction or to the advice given; (4) a prohibition on preferring certain Securities or other Financial Assets; (5) providing disclosure about “extraordinary risks” entailed in a transaction (and obtaining the client’s approval of such transactions, if applicable); (6) a prohibition on making Portfolio Management fees conditional upon profits or number of transactions; (7) maintaining records of advisory/discretionary actions.

By receiving this document you hereby declare that you are a Sophisticated Investor and a Qualified Client, that you are aware of the implications of being considered a Sophisticated Investor and a Qualified Client (including the implications mentioned in the above paragraph), and consent thereto. Any Investor which is either: (1) not a Sophisticated Investor; or (2) not a Qualified Client – must immediately return the Prospectus to the Advisor or the Fund. The Prospectus is for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof). In any case, the Fund shall not be offered or sold to any investor in Israel which is not a Sophisticated Investor.

The Prospectus is not intended to serve, and should not be treated as Investment Advice or Investment Marketing. Accordingly, the content of the Prospectus does not replace and should not serve as substitution for Investment Marketing or Investment Advising that take into account the special characteristics and needs of each investor. The Advisor is affiliated with the Fund, has a personal interest in the sale of the Fund and might prefer the Fund over other Financial Assets. The Advisor does not hold a license or have insurance as required under the Investment Advice Law.

NOTICE TO RESIDENTS IN MEXICO

The Shares have not been, and will not be, registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be publicly offered or sold in the United Mexican States, except that the Shares may be sold to Mexican Institutional and Qualified investors (as defined under Mexican law) solely pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). This Prospectus may not be distributed publicly in Mexico and the Shares may not be traded in Mexico. The CNBV has not reviewed or approved this Prospectus. This is not a public offering of securities in Mexico.

This Prospectus is shared for informational purposes only, does not constitute investment advice, and is being shared in the understanding that the addressee is an Institutional or Qualified investor. Each potential investor shall make its own investment decision based on their own analysis of the available information. Please note that by receiving these materials, it shall be construed as a representation by the receiver that it is an Institutional or Qualified investor. Potential investors are required to inform themselves of, and to observe, any legal restrictions on their involvement in the offering.

NOTICE TO RESIDENTS IN PANAMA

The Shares have not been and will not be registered with the Securities’ Market Superintendence of the Republic of Panama (Superintendencia del Mercado de Valores de la República de Panamá), and neither has any offer, sale or transaction with them. The registration exemption has been made according to Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and the Shares may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act. These securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendence of Capital Markets of the Republic of Panama.

NOTICE TO RESIDENTS IN PERU

This private offer does not constitute a public offer. The Shares have not been registered with the Securities Market Public Registry of the Peruvian Securities Market Commission (Superintendencia del Mercado de Valores, or the “SMV”) nor have they been listed on the Lima Stock Exchange (Bolsa de Valores de Lima). SMV has not reviewed the information included herein.

The information included in this Prospectus is for use only with institutional investors in Peru. In making an investment decision, institutional investors must rely on their own examination of the terms of the offering of the Shares to determine their ability to invest in the Shares.

Accordingly, the Shares may not be offered or sold in Peru except, among others, if such offering is considered a private offer under the securities laws and regulations of Peru. The Shares cannot be offered or sold in Peru except in compliance with the securities laws thereof.

NOTICE TO RESIDENTS OF TAIWAN

The Shares are being made available in Taiwan on a private placement basis only to banks, bills houses, trust enterprises, insurance companies, securities firms, financial holding companies and other qualified entities or institutions (collectively, “Qualified Institutions”) and other entities and individuals meeting specific criteria (“Other Qualified Investors”) pursuant to the private placement provisions of Taiwan Rules Governing Offshore Funds. No other offer or sale of the Shares in Taiwan is permitted. Taiwan purchasers of the Shares may not sell or otherwise dispose of their holdings except by redemption, transfer to a Qualified Institution or Other Qualified Investor, transfer by operation of law or other means approved by the Taiwan Financial Supervisory Commission.

NOTICE TO RESIDENTS OF URUGUAY

The sale of Shares of the Fund qualifies as a private placement pursuant to section 2 of Uruguayan Law Nº 18,627. The Shares are not and will not be registered with the Central Bank of Uruguay (Banco Central de Uruguay). The Shares are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011).

Investors should retain this supplement for future reference.

PRO-CSF-0924SUP